Exhibit 10.1

Confidential Treatment Requested by Achaogen Inc.

Execution Version

May 4, 2017

Achaogen, Inc.

One Tower Place, Suite 300

South San Francisco, CA 94080

Attention: Chief Executive Officer

Re:  Strategic Relationship between the Bill & Melinda Gates Foundation and Achaogen, Inc.

Ladies and Gentlemen:

This letter agreement (including all appendices and attachments hereto, the “Letter Agreement”) is entered into in connection with the investment by the Bill & Melinda Gates Foundation (the “Foundation”), a Washington charitable trust that is a tax-exempt private foundation, of ten million dollars ($10,000,000.00) (the “Foundation Investment”) in Common Stock of Achaogen, Inc. (the “Company”) at a purchase price of $24.55 per share in accordance with the terms of a Common Stock Purchase Agreement dated May 4, 2017 (the “Purchase Agreement”). The Foundation Investment will be made in accordance with the provisions of the Purchase Agreement and this Letter Agreement (collectively, and together with any additional agreements that may be executed in connection with the Foundation Investment, in each case as amended from time to time in accordance with their terms, the “Investment Documents”).  The Foundation Investment is conditioned upon the execution and delivery of the applicable Investment Documents by the parties thereto and the Foundation obtaining a written legal opinion from tax counsel that the Foundation Investment will qualify as a program-related investment under the Code.

In consideration of the Foundation making the Foundation Investment on the terms and conditions stated herein and in the Investment Documents, and for other good and valuable consideration, the parties hereto hereby irrevocably agree as follows:

1.Definitions.  For the purposes of this Letter Agreement the following terms have the meanings indicated.

“Affiliate” means, as to any person or entity, any person or entity that, directly or indirectly, controls, is controlled by or is under common control with such person or entity at any time and for so long as that control exists, where “control” (for purposes of this definition of “Affiliate” only) means having the decision-making authority as to the person or entity and, further, where that control will be presumed to exist where a person or entity owns more than 50% of the equity (or that lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) entitled to vote regarding composition of the board of directors or other body entitled to direct the affairs of the person or entity.

“Background Intellectual Property” means any intellectual property either (a) owned or controlled by the Company prior to the execution of this Letter Agreement or (b) developed or

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

acquired by the Company independently from the performance of the Global Access Commitments.

“Charitability Default” has the meaning given in Section 5(b).

“Charitable Purpose” has the meaning given in Section 2(a)

“Claim” has the meaning given in Section 13.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“COGS” means the Company’s cost of development, production, supply and distribution of a product determined in accordance with the Company’s usual and customary accounting methods, which are in accordance with GAAP; provided, that [***], as provided to the Company.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share and any securities issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such common stock.

“Company” has the meaning given in the introductory paragraph.

“Default Notice” has the meaning given in Section 5(c).

“Developing Countries” means those countries described on Appendix 1.

“Direct Competitor ” means any entity that [***]; provided, however, that (a) [***] will not be considered a Direct Competitor unless such entity [***] and (b) [***] will not be considered Direct Competitors unless such entities [***].  For the avoidance of doubt, neither [***] is currently considered a Direct Competitor.

“Discovery Project” has the meaning given in Section 3(c)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means (a) if the Common Stock is Freely Tradable, the closing price of the Common Stock on the primary U.S. securities exchange on which the stock trades on the most recent day such exchange was open for trading prior to the closing date of the redemption or purchase under Section 5 below or (b) if the Common Stock is not Freely Tradable, the then current fair market value of the Foundation Stock as determined by a mutually agreed upon (such agreement not to be unreasonably withheld, conditioned or delayed) independent third-party appraiser.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

“Foundation-supported Entity” means an entity that receives funding, directly or indirectly, from the Foundation, collaborates with the Foundation, or both, for the purpose of accomplishing the Foundation’s charitable objectives.

“Foundation” has the meaning given in the introductory paragraph.

“Foundation Investment” has the meaning given in the introductory paragraph.

“Foundation Stock” has the meaning given in Section 5(c).

“Freely Tradable” means that the Common Stock is a class of securities registered under Section 12 (or any successor provision) of the Exchange Act, is not subject to restrictions from trading under the Securities Act or state securities laws and is listed on a U.S. national securities exchange and the Company is current in its filings with the SEC.

“Funded Developments” means the products, technologies, materials, software, and other intellectual property and intellectual property rights [***] or [***].

“Global Access” means (a) knowledge gained using the Foundation’s funding is promptly and broadly disseminated and (b) the products developed with the Foundation’s funding and owned, controlled or in licensed by the Company be made available and accessible at reasonable cost to people most in need in Developing Countries.  For the avoidance of doubt, nothing in this Letter Agreement will prevent Company from reasonably developing or commercializing identical or similar products and technologies in Developing Countries for people who are not the focus of the Global Access Commitments unless there is no reasonable way of separating commercialization or distribution for low income versus non-low income individuals.

“Global Access Commitments” has the meaning given in Section 3.

“Global Health License” has the meaning given in Section 3(i)(i).

“Indemnitees” has the meaning given in Section 13.

“Investment Documents” has the meaning given in the introductory paragraph.

“Letter Agreement” has the meaning given in the introductory paragraph.

“License Trigger Event” has the meaning given in Section 3(i)(ii).

[***].

“Minimum Purchase Price” means a price per share of the Foundation Stock equal to the price per share paid by the Foundation for the Foundation Stock pursuant to the Purchase Agreement (as adjusted for any stock split, stock dividend, combination, or other recapitalization or

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

reclassification effected after the date hereof), plus a compounded annual return of 5% per annum from the date of issuance of the Foundation Stock until through the date of redemption or purchase.

“Neonatal Sepsis Program” has the meaning given in Section 3(b)(i).

“Neonatal Sepsis Product” has the meaning given in Section 3(b)(i).

“Platform Development Program” has the meaning given in Section 3(a).

“Platform Technology” means the Company’s [***], whether existing at closing of the Foundation Investment or [***].

“Product” means any drug, therapeutic, vaccine, diagnostic, or prophylactic developed pursuant to a Program.

“Program” means the Platform Development Program, the Neonatal Sepsis Program, and any Discovery Project (if applicable), and any other project funded by the Foundation, including through a grant, contract or program-related investment (if applicable).

“Progress Review Group” has the meaning given in Section 3(f).

“Purchase Agreement” has the meaning given in the introductory paragraph.

“Sale Transaction” means (a) the acquisition, directly or indirectly, after the date of this Letter Agreement, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of securities of the Company possessing more than 50% of the total combined voting power of all outstanding voting securities of the Company, (b) a merger, consolidation or other similar transaction involving the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger, consolidation or other transaction hold, in the aggregate, securities possessing more than 50% of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger, consolidation or other transaction, or (c) an assignment, sale, transfer or exclusive license of all or substantially all of the Company’s assets, whether by merger, stock transfer, or otherwise.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“TPM” has the meaning given in Section 3(b)(ii).

“TPP” means a target product profile.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

“Withdrawal Right” has the meaning given in Section 5(c).

2.Charitable Purposes and Use of Funds.

(a)The Foundation is making the Foundation Investment as a “program-related investment” within the meaning of Section 4944(c) of the Code.  The Foundation is making the Foundation Investment to gain access to Company’s proprietary technology for its global health purposes and to accelerate the Company’s Neonatal Sepsis Program, including inducing the Company to perform the Global Access Commitments set forth herein. The Company acknowledges and agrees that it would not undertake the Global Access Commitments as detailed herein absent the Foundation Investment.  The Foundation’s primary purpose in making the Foundation Investment is to further significantly the accomplishment of the Foundation’s charitable purposes, including the relief of the poor, distressed, and underprivileged, the advancement of science, and the promotion of health by seeking to secure Global Access to new, low-cost drugs (both therapeutics and prophylactics) developed (in whole or in part) through the use of the Platform Technology and directed at pathogens that disproportionately affect people in Developing Countries (collectively, the “Charitable Purpose”). In furtherance of the Charitable Purpose, the Foundation Investment will secure the Global Access Commitments described below.

(b)The proceeds from the Foundation Investment will be used solely to (i) conduct the Platform Development Program and (ii) establish the capabilities necessary to conduct the Neonatal Sepsis Program and any Discovery Projects.

The proceeds from the Foundation Investment will not be required to be segregated in a separate account nor required to be used for dedicated employees or facilities.

3.Global Access Commitments.

In furtherance of the Charitable Purpose and Global Access, the Company agrees to the following (the provisions of this Section 3, together with the provisions of Section 6, the “Global Access Commitments”):

(a)Platform Development Program.  The Company will diligently conduct (i) the development and scale-up of the Platform Technology and (ii) in connection with such development and scale-up, the application of the Platform Technology to the identification of [***], potentially in collaboration with other Foundation-supported Entities, as appropriate, in accordance with the scope of work set forth in Appendix 2 (the “Platform Development Program”).

(b)Neonatal Sepsis Program.

(i)The Company will diligently conduct research, development, and use of the Platform Technology to develop and launch a product(s) (“Neonatal Sepsis Product”), either consisting of [***], for the prevention and/or treatment of key pathogens that cause

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

neonatal sepsis in Developing Countries in accordance with one or more TPPs (“Neonatal Sepsis Program”).  The TPP for the initially-contemplated prophylactic combination of [***] will be mutually agreed by the parties within [***] following the closing of the Foundation Investment. The Foundation may elect to include additional TPPs for other [***] in the Neonatal Sepsis Program, which TPPs would be subject to the mutual agreement of the parties.

(ii)The work on the Neonatal Sepsis Program (which would be co-funded by separate grants from the Foundation pursuant to the Foundation’s standard grant making terms and processes or a Foundation-supported Entity, except to the extent certain portions of the work are already covered by the Platform Development Program and subject to the allocation referenced below) will include applicable research, development, launch and associated activities conducted by the Company, and the progression through completion of clinical studies by the Company demonstrating the Neonatal Sepsis Product’s safety/tolerability and efficacy and launch in the Developing Countries, if and to the extent these activities are requested by the Foundation. If the Foundation determines during the development process that working with a third-party manufacturer (“TPM”) is [***], the Company [***] in order to allow the production of the Neonatal Sepsis Product for the Developing Countries.  The Company will have the right to veto the Foundation’s nomination of a TPM [***] if the Company reasonably believes such TPM is a Direct Competitor.  Such veto will not prohibit the Foundation from working with the TPM, [***].  For the avoidance of doubt, the veto [***]. If the Company vetos a proposed TPM, [***].  If a TPM is a Direct Competitor and the Foundation [***] from such TPM in a product being developed under the Neonatal Sepsis Program [***], the Company and the Foundation [***] in order to continue development of such product in an efficient manner [***].

(iii)The Company will conduct the Neonatal Sepsis Program in accordance with the Foundation’s standard grant agreements and grant making process. The grant agreements for the Neonatal Sepsis Program will include a proposal describing the relevant work and other related documents acceptable to the Foundation, and will include the TPP, once developed by the parties. The grant agreements will also include [***] resulting from the Neonatal Sepsis Program.  The Foundation [***], to [***] to advance the Neonatal Sepsis Product through launch of a final product. The specific [***] for the Neonatal Sepsis Program [***] Developing Countries and developed countries.

(c)Discovery Projects.

(i)In addition to the Platform Development Program and Neonatal Sepsis Program, the Company will utilize the Platform Technology to diligently conduct up to [***] proposed by the Foundation or a Foundation-supported Entity and conducted by the Company utilizing the Platform Technology [***] (each such project, a “Discovery Project”) [***] and subject to the terms below.  Discovery Projects must be reasonably related to Company’s ongoing research and development activities.  Should a Discovery Project not be reasonably related, the Company agrees to [***] negotiate and develop a mutually agreed workplan.

(ii)Each Discovery Project will be funded and conducted pursuant to the Foundation’s standard grant agreement and grant making process, which would include a

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

proposal prepared by the Company (which will be submitted within [***] days after the Foundation’s initial request to the Company) describing the relevant work to be conducted by the Company and other related documents acceptable to the Foundation. The parties will negotiate, as part of any such grant agreements, [***] resulting from the applicable Discovery Project. If the Foundation requests that the Company continue development of a candidate identified through a Discovery Project, the Company will consider in good faith and the parties will negotiate in good faith the terms of the applicable grant proposal for such work. To the extent a Discovery Project is funded beyond the discovery phase, the specific level and allocation of additional funding responsibilities for such Discovery Project will be [***] to fairly allocate the expected benefits between Developing Countries and developed countries.

(d)Intellectual Property of Third Parties.  The Foundation’s investment will be conditioned on the Company’s receipt and continuation of all necessary licenses and rights with respect to the Platform Technology needed to perform the Global Access Commitments. To the extent that a [***] of the Neonatal Sepsis Product [***], the Company will [***], in order to enable completion of the applicable Product in accordance with the Global Access Commitments, [***]. The Foundation will be [***] to the extent necessary for the Product in Developing Countries; provided, that the [***] before the [***] and the terms allow the [***].

(e)[***]. The Company will work with the Foundation to develop [***] and execute a manufacturing and supply plan that will enable the Company to meet the reasonably expected demand in Developing Countries for the Neonatal Sepsis Product and any Products developed under Discovery Projects.  The expected demand will be determined by the Foundation and the Company based upon review of [***].  The price of the relevant Products in Developing Countries will be such that the products are affordable to low income individuals in the Developing Countries, [***].  The manufacturing and supply plan could involve the use of manufacturing partners and support from donors, and the specific level and allocation of funding responsibilities in such plan will be decided as [***] Developing Countries and developed countries.  The Foundation will have the [***].  [***].

(f)Progress Review Group.  The Company and the Foundation will each designate no fewer than two and no more than three individuals to be part of a progress review group (the “Progress Review Group”) that will provide a forum for discussion of the progress of Programs. The Progress Review Group will meet at least once quarterly via teleconference and at least once annually in-person. With the agreement of both parties and subject to the execution of appropriate confidentiality agreements, third parties may be invited from time to time to participate in certain Progress Review Group discussions.

(g)Publication.  The Company will (in addition to the publication requirements of any applicable grants from the Foundation):

(i)publish the results and information developed in connection with the Neonatal Sepsis Program (including the pre-clinical program) and any Discovery Project within a reasonable period of time after such information or results are obtained, subject to reasonable

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

delays or limitations on content of such publications that are necessary to protect intellectual property and trade secrets covering the Platform Technology itself;

(ii)promptly provide from time to time, upon the Foundation’s reasonable request and with the agreement of the relevant Foundation-supported Entity (as appropriate), access to data and information regarding the Neonatal Sepsis Program and any Discovery Project, and the reasonably contemplated use of the Platform Technology for such programs; and

(iii)promptly provide to the Foundation from time to time, upon the Foundation’s request, rights to share such data and information regarding the Neonatal Sepsis Program and any Discovery Project, and the reasonably contemplated use of the Platform Technology for such programs, subject to the reasonable need to protect confidential information and to avoid untimely public disclosures that may bar access to patent protection or public disclosures that may undermine trade secret protection.

All publications must be made in accordance with “open access” terms and conditions consistent with the Foundation’s Open Access Policy available at: http://www.gatesfoundation.org/How-We-Work/General-Information/Open-Access-Policy, which may be modified from time to time.

(h)No Inconsistent Rights.  Company will not grant to a third party any rights or enter into any arrangements or agreements that would limit or restrict the Foundation’s rights to the Global Access Commitments, including the Foundation’s right to enter into then currently-pending or proposed Discovery Projects with the Company.

(i)Global Health License.

(i)Global Health License. Subject to Section 3(i)(ii), in connection with and relating to the Neonatal Sepsis Program and each Discovery Project (if applicable), the Company hereby grants the Foundation and/or Foundation-supported Entities, [***], non-exclusive, [***] to the (A) Funded Developments and (B) the necessary Background Technology that covers or is used in the Platform Technology or applicable programs [***] directed at pathogens that disproportionately affect people in Developing Countries and in a manner consistent with the Charitable Purpose (the “Global Health License”).  Components of the Company’s Background Intellectual Property will be subject to the Global Health License only to the extent and only for so long as they are necessary to reasonably achieve the development or disposition of an existing Program, Product or service. The grant agreements with respect to the Neonatal Sepsis Program and any Discovery Project will include license provisions consistent with the license provisions set forth in this Letter Agreement.

(ii)License Trigger Events.  The Global Health License is presently granted and effective. However, the Foundation will not exercise its rights under the Global Health License [***] unless a License Trigger Event occurs. In the event of a License Trigger Event that applies only to a particular Product or Program, the Foundation will have the right to

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

exercise the Global Health License only for such Product or Program.  “License Trigger Event” means:

(A)a Charitability Default; or

(B)the Company (i) institutes any bankruptcy, insolvency, appointment of a receiver and/or trustee or reorganization (in either case for the release of financially distressed debtors), general assignment for the benefit of creditors, winding-up, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction or any such proceeding is instituted against the Company which remains undismissed or unstayed for a period of [***] days or (ii) ceases to conduct business in the ordinary course.

If either the Foundation or the Company becomes aware of a License Trigger Event, it will promptly notify the other party in writing of the occurrence of a License Trigger Event.

(j)Cooperation; Technology Transfer.  In the event of a License Trigger Event, the Company will take further actions, including technology transfer (subject to the transferee agreeing to appropriate confidentiality obligations), as would be [***], to accommodate that the Foundation, [***], and/or the relevant Foundation-supported Entity can effectively exercise the applicable Global Health License and use the related technology if a License Trigger Event occurs (including the right to reference regulatory filings related to the applicable products).

(k)Duration of Global Access Commitments.  The Global Access Commitments will be ongoing and will continue for the earlier of (i) 25 years following the closing of the Foundation Investment or (ii) seven years following the termination of all Foundation or Foundation-supported Entity funding of Company programs and projects; provided, that in the event a Product or service developed (in whole or in part) with Foundation funding continues to be developed or available in Developing Countries, the Global Access Commitments will be ongoing and will continue with respect to such Product or service.  Notwithstanding the foregoing, [***].

(l)[***].  The Company represents and covenants that the Company has and will continue to have [***] and [***].

4.[***] Global Access Commitments.

In the event of (i) [***], or (ii) [***], the Global Access Commitments [***]. The Foundation will have the right to review [***] of the Global Access Commitments to confirm that the Global Access Commitments [***] and [***] by the acquirer and continue to [***] by the Foundation.  For clarity, notwithstanding anything to the contrary in this Letter Agreement, [***].

5.Withdrawal Right.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

(a)The Withdrawal Right described and defined in this Section 5 will be triggered only as a result of a Charitability Default.

(b)A “Charitability Default” will occur if the Company (i) is in material breach of the Global Access Commitments, including the failure to conduct the Programs as described above, other than for reasons of technical or scientific failure not known to the Company at or before closing of the Foundation Investment, (ii) fails to comply with the restrictions in Sections 2 and 8 of this Letter Agreement on the use of proceeds from the Foundation Investment, or (iii) fails to comply with the other related U.S. legal obligations set forth in this Letter Agreement, including, the requirements set forth in Sections 6, 8, 9, 10, and 11. Each party agrees to promptly notify the other party in writing if it becomes aware of any Charitability Default and the Company will thereafter promptly provide to the Foundation a proposed strategy to remedy the Charitability Default.  Notwithstanding the foregoing, the Foundation will not lose any rights or remedies solely as a result of a failure to notify the Company after it becomes aware of a Charitability Default.

(c)If the Company fails to cure the Charitability Default within [***] days of the delivery to the Company of the Foundation’s written notice of such Charitability Default (the “Default Notice”), and if the Foundation holds any securities of the Company issued in connection with the Foundation Investment, including securities issued in respect of or upon conversion or exercise of such securities (collectively, the “Foundation Stock”), the Company will have the obligation, if irrevocably requested in writing by the Foundation not later than [***] days after the delivery of the Default Notice to the Company, to either (i) redeem all of the Foundation Stock at a price per share equal to the greater of the Minimum Purchase Price or the Fair Market Value; provided, that such redemption will be made only to the extent permitted by applicable law concerning distributions to holders of equity interests in the Company and not to the extent that it renders the Company insolvent, (ii) facilitate the purchase of the Foundation Stock to one or more buyers at a price per share equal to the greater of the Minimum Purchase Price or the Fair Market Value, or (iii) if the Foundation Stock is not Freely Tradeable, register the resale of the Foundation Stock on an effective registration statement and keep such registration statement continuously effective until the earlier of (x) the date all Foundation Stock has been sold and (y) the date that is [***] following the effective date of the registration statement ((i), (ii), and (iii) the “Withdrawal Right”).  If the Company is unable to redeem all of the Foundation Stock, and no third party purchases the Foundation Stock, then the Company will [***], consistent with the Code and applicable law, [***].

(d)Notwithstanding the foregoing, if the Company elects to satisfy the Withdrawal Right pursuant to clauses 5(c)(ii) or (iii) above, and the Foundation receives less than the Minimum Purchase Price per share, then the Company will [***].  Notwithstanding any exercise of the Withdrawal Right by the Foundation, the Foundation will continue to be entitled to enforce its rights under the Global Access Commitments.

6.Required Reporting; Audit Rights.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

(a)In addition to reports required to be delivered to the Foundation under the Investment Documents, the Company will furnish, or cause to be furnished, to the Foundation the following reports and certifications:

(i)within [***] days after the end of each of the Company’s fiscal years during which the Foundation owns any Foundation Stock, a certificate from the Company signed by an officer or director of the Company and substantially in the form attached to this Letter Agreement as Appendix 3, certifying that the requirements of the Foundation Investment set forth in this Letter Agreement were met during the immediately preceding fiscal year, describing the use of the proceeds of the Foundation Investment and evaluating the Company’s progress toward achieving the Global Access Commitments;

(ii)within [***] days after the end of the Company’s fiscal year during which the Foundation ceases to own any Foundation Stock, a certificate from the Company signed by an officer or director of the Company and substantially in the form attached to this Letter Agreement as Appendix 4, certifying that the requirements of the Foundation Investment set forth in this Letter Agreement were met during the time that the Foundation held the Foundation Stock, describing the use of the proceeds of the Foundation Investment and evaluating the Company’s progress toward achieving the Global Access Commitments;

(iii)any other information respecting the operations, activities and financial condition of the Company as the Foundation may from time to time reasonably request to discharge any expenditure responsibility, within the meaning of Sections 4945(d)(4) and 4945(h) of the Code, of the Foundation with respect to the Foundation Investment, and to otherwise monitor the charitable benefits intended to be served by the Foundation Investment. The Foundation will reimburse the Company for any reasonable third-party expenses incurred by the Company in order to prepare any information the Company is required to prepare solely as a result of this Section 6(a)(iii); and

(iv)full and complete financial reports of the type ordinarily required by commercial investors under similar circumstances to the extent required pursuant to Treasury Regulation 53.4945-5(b)(4); provided, that so long as the Company is a reporting company under the Exchange Act, the filing of quarterly and annual reports with the SEC will be deemed to satisfy the obligations of this Section 6(a)(iv).

(b)At the Foundation’s reasonable request and at reasonable times and intervals, the Company will provide the Foundation with the following:

(i)a summary of scientific data and progress on all Programs; and

(ii)a report to the reasonable satisfaction of the Foundation detailing the progress and data through clinical studies designed to assess the Neonatal Sepsis Product’s (and any other Product’s) human safety/tolerability and efficacy, and certifying what costs and expenses the Company has incurred for the each Program to date, and the considerations made

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

by the Company with respect to accessibility, affordability and cost effectiveness of the Neonatal Sepsis Product (and any other Products) for people and payors in Developing Countries.

(c)Without limiting the foregoing, the Company will permit the Foundation or its representatives to inspect (at a reasonable time and location) the scientific records of the Company relating to each Program with due regard to the reasonable need to protect trade secrets covering the Platform Technology.

(d)The Company will maintain books and records adequate to provide information ordinarily required by commercial investors under similar circumstances, including accounting records and copies of any reports submitted to the Foundation related to each Program. The Company will retain such books, records, and reports for [***] after the Foundation ceases to hold Company securities and will make such books, records and reports available to the Foundation at reasonable times to enable the Foundation to monitor and evaluate how the Foundation’s funds have been used.

(e)The Company agrees to permit employees or agents of the Foundation, all of whom are bound by written confidentiality obligations or policies substantially similar to the Foundation’s obligations under the Nondisclosure Agreement between the parties dated effective as of February 8, 2017, at any reasonable time and upon reasonable prior notice, during normal business hours, to examine or audit the Company’s relevant books and accounts of record and to make copies and memoranda of the same, in each case at the Foundation’s expense to audit the Company’s compliance with the use of the Foundation Investment and the Global Access Commitments; provided, that (i) the Foundation will not conduct such an examination or audit more frequently than [***] unless required due to any audit, request or inquiry of the Foundation by the Internal Revenue Service or because the Company previously materially failed such an [***] audit and (ii) the Company shall not be obligated to grant access to materials covered by attorney-client privilege.  If the Company maintains any relevant records (including computer generated records and computer software programs for the generation of such records) in the possession of a third party, the Company, upon request of the Foundation, will notify such party to permit the Foundation free access to such records at all reasonable times and to provide the Foundation with copies of any records it may reasonably request in connection with such audit, request or inquiry, all at the Foundation’s expense.

7.Assignment.

Notwithstanding anything in this Letter Agreement to the contrary, the Foundation will have the right to assign this Letter Agreement or transfer the Foundation Stock to (a) any successor charitable organization of the Foundation from time to time that is a tax exempt organization as described in Section 50l(c)(3) of the Code, or (b) any tax exempt organization as described in Section 50l(c)(3) of the Code controlled by one or more trustees of the Foundation.  The Foundation will notify the Company of any such assignment, including the identity of the assignee, in a timely manner.  For the avoidance of doubt, if the Foundation transfers the Foundation Stock as permitted by this Section 7, the Foundation may assign to any such transferee all of its rights attached to such Foundation Stock, including the Withdrawal Right.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

8.Prohibited Uses.

The Company will not expend any proceeds of the Foundation Investment to carry on propaganda or otherwise to attempt to influence legislation, to influence the outcome of any specific public election or to carry on, directly or indirectly, any voter registration drive, or to participate or intervene in any political campaign on behalf of or in opposition to any candidate for public office within the meaning of Section 4945(d) of the Code.  The proceeds of the Foundation Investment will not (a) be earmarked to be used for any activity, appearance or communication associated with the activities described in the foregoing sentence, nor (b) be intended for the direct benefit of, and will not benefit, any person having a personal or private interest in the Foundation, including descendants of the founders of the Foundation, or persons related to or controlled by, directly or indirectly, such private interests.

For the avoidance of doubt, the Company will not use the funds received from the Foundation to pay a dividend or redeem shares.

9.Disqualified Person.

Neither the Company nor (to the best knowledge of the Company) any stockholder of the Company is a “disqualified person” with respect to the Foundation (as the term “disqualified person” is defined in Section 4946(a) of the Code).  The Foundation does not, and one or more disqualified persons with respect to the Foundation do not, directly or indirectly, control the Company. With respect to “knowledge” of the Company, such representation is based solely on a review of the SEC filings made by third parties as required under the U.S. securities laws and the stock records of its transfer agent as of the most recent practicable date prior to entry into this Letter Agreement.

10.Anti-Terrorism.

The Company will not use any portion of the Foundation Investment, directly or indirectly, in support of activities (a) prohibited by U.S. laws related to combatting terrorism; (b) with persons on the List of Specially Designated Nationals (www.treasury.gov/sdn) or entities owned or controlled by such persons; or (c) with countries or territories against which the U.S. maintains a comprehensive sanctions embargo (currently, Cuba, Iran, (North) Sudan, Syria, North Korea, and the Crimean Region of Ukraine), unless such activities are fully authorized by the U.S. government under applicable law and specifically approved by the Foundation in its sole discretion.

11.Anti-Corruption and Anti-Bribery.

The Company will not offer or provide money, gifts, or any other things of value directly or indirectly to anyone in order to improperly influence any act or decision relating to the Foundation or any activities contemplated by this Letter Agreement or the Company’s organizational documents (e.g., certificate of incorporation), including by assisting any party to secure an unlawful advantage.  Training and information on compliance with these requirements

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

are available at www.learnfoundationlaw.org.

12.Public Reports; Use of Name.

Following the closing of the Foundation Investment, each party may publicly disclose the fact that the Foundation has made the Foundation Investment, the amount of the Foundation Investment, and the establishment of the Platform Development Program and Neonatal Sepsis Program. The Foundation and the Company may also include information on this investment in its periodic public reports and to the extent required by applicable law or regulation.  Any other announcement of the Foundation Investment by or on behalf of the Company or the Foundation will require the prior written approval of the other party.  Neither party’s name and logo will be used by the other party in any manner to market, sell or otherwise promote such party, its products, services and/or business without the prior written consent of the other party. Nothing in this Section 12 prohibits the Company from disclosing the Investment Documents, the transactions contemplated therein, or the Foundation’s identity and participation to the extent such disclosure is required by applicable laws, regulations or stock exchange requirements.  In the event of a conflict between this Section 12 and the terms and conditions of any grant agreement between the parties, this Section 12 will control.

13.Indemnification.

The Company will indemnify, hold harmless, and defend the Foundation and its co-chairs, trustees, directors, officers, employees, agents, and representatives (collectively, the “Indemnitees”) from and against any and all third party causes of action, claims, suits, legal proceedings, judgments, settlements, damages, penalties, losses, liabilities and costs (including reasonable attorneys’ fees and costs) (each a “Claim”) finally awarded to such third party by a court of competent jurisdiction against any of the Indemnitees or agreed to as part of a monetary settlement of the Claim and arising out of or relating to:  [***].  The Foundation will give the Company prompt written notice of any Claim subject to indemnification; provided, that the Foundation’s failure to promptly notify the Company will not affect the Company’s indemnification obligations except to the extent that the Foundation’s delay prejudices the Company’s ability to defend the Claim.  The Company will have sole control over the defense and settlement of each and every Claim, with counsel of its own choosing which is reasonably acceptable to the Foundation; provided, that the Company conducts the defense actively and diligently at the sole cost and expense of the Company and provided further that the Company will not enter into any settlement that adversely affects any Indemnitee without the applicable Indemnitee’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.  The Foundation will provide the Company, upon request, with reasonable cooperation in connection with the defense and settlement of the Claim.  Subject to the Company’s rights above to control the defense and settlement of Claims, the Foundation and any Indemnitee may, at its own expense, employ separate counsel to monitor and participate in the defense of any Claim under this Section 13. The Company shall not have any liability or obligations with respect to any Claim under this Section 13 to the extent such Claim results from an Indemnitee’s fraud, negligence, gross negligence or willful misconduct.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

The parties will not be liable to each other for any indirect, incidental, consequential, or special damages (including lost revenues, lost savings, or lost profits suffered by such other party) suffered by such other party arising under or in connection with this Letter Agreement, regardless of the form of action, whether in contract or tort, including negligence of any kind whether active or passive, and regardless of whether the party knew of the possibility that such damages could result; provided, that to the extent an Indemnitee is entitled to be indemnified hereunder for Claims of third parties and such third party has been awarded indirect, incidental, consequential, reliance, or special damages (including lost revenues, lost savings, or lost profits), the Company’s indemnification obligations to the Indemnitee will extend to and include such third party’s indirect, incidental, consequential, reliance, or special damages (including lost revenues, lost savings, or lost profits).  The parties further agree that under no circumstances will any party be liable to the other party (or to any Indemnitee) more than once for the same losses arising under or in connection with this Letter Agreement.

14.Insurance.

The Company agrees to maintain insurance coverage [***]. The Company will ensure all subcontractors maintain insurance coverage consistent with this paragraph.

15.Compliance with Laws and Requirements; Responsibility.

The Company agrees to comply with all applicable laws and regulations, including intellectual property laws in connection with the performance of its obligations under this Letter Agreement.  The Company will conduct, control, manage, and monitor the Programs in compliance with all applicable ethical, legal, regulatory, and safety requirements, including applicable international, national, local, and institutional standards (“Requirements”). The Company will obtain and maintain all necessary approvals, consents, and reviews before conducting the applicable activity.  If the project involves:

(a)any protected information (including personally identifiable, protected health, or third party confidential), the Company will not disclose this information to the Foundation without obtaining the Foundation’s prior written approval and all necessary consents to disclose such information;

(b)children or vulnerable subjects, the Company will obtain any necessary consents and approvals unique to these subjects; or

(c)any trial involving human subjects, the Company will adhere to current Good Clinical Practice as defined by the International Council on Harmonisation (ICH) E-6 Standards (or local regulations if more stringent) and applicable trial insurance will be obtained.

The Company will be solely responsible and liable for all activities related to the conduct of the Programs. For avoidance of doubt, as between the Foundation and the Company, the Company will have responsibility for all clinical trials.  Any activities by the Foundation in reviewing

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

documents and providing input or funding do not modify the Company’s responsibility, including responsibility for determining and complying with the provisions of this Section 15.

16.Entire Agreement; Modification.

The terms and conditions set forth in this Letter Agreement are in addition to the provisions stated in the other Investment Documents and the terms and conditions of this Letter Agreement will prevail over any inconsistent provision in any other Investment Document.  No change, modification or waiver of any term or condition of this Letter Agreement will be valid unless it is in writing, it is signed by the party to be bound, and it expressly refers to this Letter Agreement. For avoidance of doubt, the terms of this Letter Agreement will not be deemed to supersede any provisions of the Unilateral Confidential Disclosure Agreement between the parties dated effective as of February 8, 2016 or the Nondisclosure Agreement between the parties dated effective as of February 8, 2017.

17.Authority; Governing Law.

Each of the signatories below covenants, represents and warrants that he, she or it had all authority necessary to execute this Letter Agreement and that, on execution, this Letter Agreement will be fully binding and enforceable in accordance with its terms, and that no other consents or approvals of any other person or third parties are required or necessary for this Letter Agreement to be so binding.  This Letter Agreement will be governed by the laws of the State of Delaware, excluding its conflicts of laws provisions.

18.Counterparts.

This Letter Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will be deemed to be and constitute one and the same instrument.

19.Construction.

Section headings are not to be considered part of this Letter Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof, and will not effect the construction of this Letter Agreement.  The words “include,” “includes” and “including” will be considered to be followed by the words “without limitation”.

Signature Page Follows

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

The parties have caused this Letter Agreement to be executed as of the date first set forth above.

Achaogen, Inc.	Bill & Melinda Gates Foundation

By: /s/ Kenneth HillanBy: /s/ Jim Bromley

Name: Kenneth HillanName: Jim Bromley

Title: CEOTitle: CFO

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

Appendix 1

Developing Countries

“Developing Countries” means the following list of countries, which includes (a) [***], (b) [***], and (c) [***].  “Developing Countries” also means any countries [***] by the Foundation that are part of the Foundation’s [***].

•[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***]	•[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***]	•[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

Appendix 2

Platform Development Program Scope of Work

[***].

[***]:

[***]:

1.	[***];
2.	[***];
3.	[***];
4.	[***];
5.	[***];
6.	[***];
7.	[***];
8.	[***];
9.	[***].

Scope of work for platform improvement:

Goals:

1.	[***];
2.	[***];
3.	[***];
4.	[***].
5.	[***]
6.	[***]
7.	[***].
8.	[***]

Steps: In order to achieve these proposed goals, AKAO will take the corresponding steps:

1.	[***]
2.	[***]
3.
A.	[***]
B.	[***]
C.	[***]
4.
A.	[***]
B.	[***]
C.	[***]
5.	[***]
6.	[***]
7.	[***]

[***].

Aim 2:  Development of therapeutic mAb candidates

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

[***]

[***]:

[***].

[***]:

[***].

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

Appendix 3

OFFICER’S/DIRECTOR’S CERTIFICATE

ACHAOGEN, INC.

DATE

This certificate is being delivered by Achaogen, Inc., a Delaware corporation (the “Company”), pursuant to Section 6(a)(i) of the Letter Agreement between the Company and the Bill & Melinda Gates Foundation dated as of May 4, 2017 (the “Letter Agreement”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Letter Agreement.

The Company certifies as follows:

1.During the fiscal year ended DATE, the Company met the requirements of the Foundation Investment as set forth in the Letter Agreement that were required to be complied with or performed by the Company during such time period.

2.Attached as Exhibit A to this certificate is a description of the Company’s use of proceeds of the Foundation Investment during the fiscal year ended DATE.

3.Attached as Exhibit B to this certificate is the Company’s evaluation of the Company’s progress with respect to the Platform Development Program, Neonatal Sepsis Program, and any Discovery Project, including information regarding progress against the Global Access Commitments (as set forth in the Investment Documents) during the fiscal year ended DATE.

IN WITNESS WHEREOF, the undersigned has executed this certificate and has caused this certificate to be delivered on the date first above written.

Achaogen, Inc.

By:  ______________________________________

Name:

Title:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Achaogen Inc.

Appendix 4

OFFICER’S/DIRECTOR’S CERTIFICATE

ACHAOGEN, INC.

DATE

This certificate is being delivered by Achaogen, Inc., a Delaware corporation (the “Company”), pursuant to Section 6(a)(ii) of the Letter Agreement between the Company and the Bill & Melinda Gates Foundation dated as of May 4, 2017 (the “Letter Agreement”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Letter Agreement.

The Company certifies as follows:

1.During the term of the Foundation Investment, the Company met the requirements of the Foundation Investment as set forth in the Letter Agreement that were required to be complied with or performed by the Company during such time period.

2.Attached as Exhibit A to this certificate is a description of the Company’s use of proceeds of the Foundation Investment during the term of the Foundation Investment.

3.Attached as Exhibit B to this certificate is the Company’s evaluation of the Company’s progress with respect to the Platform Development Program, Neonatal Sepsis Program, and any Discovery Project, including information regarding progress against the Global Access Commitments (as set forth in the Investment Documents) during the term of the Foundation Investment.

IN WITNESS WHEREOF, the undersigned has executed this certificate and has caused this certificate to be delivered on the date first above written.

Achaogen, Inc.

By:  ______________________________________

Name:

Title:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.